CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" for the John Hancock High Yield Tax-Free Fund and John Hancock Tax-Free Bond Fund (comprising the John Hancock Tax-Free Bond Trust) in the John Hancock Tax-Free Income Funds Prospectus, and "Independent Auditors" in the John Hancock Tax-Free Bond Fund, and John Hancock High Yield Tax-Free Fund Statements of Additional Information in Post-Effective Amendment No. 15 to the Registration Statement (Form N-1A, No. 33-32246) dated January 1, 1999.

We also consent to the incorporation by reference of our reports dated October 9, 1998, with respect to the financial statements and financial highlights of the John Hancock High Yield Tax-Free Fund and John Hancock Tax-Free Bond Fund in the Form N-1A.



                                                     /s/ERNST & YOUNG LLP
                                                     --------------------
                                                     ERNST & YOUNG LLP

Boston, Massachusetts
December 21, 1998




s:\edgar\consent